EXHIBIT 23

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-32552 and 333-78895 of Delphi Automotive Systems Corporation on Form S-8 of our report dated June 20, 2001, appearing in this Annual Report on Form 11-K of the Delphi Automotive Systems Corporation Savings-Stock Purchase Program for Salaried Employees in the United States for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
June 27, 2001